UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2010

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	41-2264890
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

190 N. Canon Drive suite 420

              Beverly Hills, CA  90210
(Address of principal executive offices)

             +1-310-275-3905
(Registrant’s telephone number)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim

                        Review

On April 13, 2010, the management and board of directors of Gold Standard Mining Corp. (the “Company”) have determined that the Company will reclassify certain financial statement items on its previously issued Quarterly Reports ended September 30, 2009 and June 30, 2009.  As a result of the reclassification, the Company concluded that its previously issued Quarterly Reports on Form 10-Q for September 30, 2009 and June 30, 2009 should no longer be relied upon.

The Company had concluded that based upon the review of audited financial statements for the year ended December 31, 2009, that the financial statements filed for commencing with the periods ended June 30, 2009 and September 30, 2009 contained errors in that they consolidated financial statements of the Company’s 100% subsidiary, Gold Standard Mining Corp., a Wyoming corporation (“Wyoming Subsidiary”), which consolidated financial statements of the Wyoming Subsidiary’s Russian subsidiary when, in fact, the acquisition by Wyoming Subsidiary has not yet been registered by the Russian authorities and, therefore, is still pending.

An authorized officer of the Company has discussed with the Company’s independent accountant the matters in this filing.  The Company has filed its annual report on Form 10K and intends to file amended Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009 and June 30, 2009 as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010	/s/ Pantelis Zachos Pantelis Zachos, Chief Executive Office